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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated April 15, 2002, on the financial statements of Vertica Software, Inc. as of December 31, 2002 and 2001 and for the period January 1, 1996 (inception) through December 31, 2002, included in this Annual Report on Form 10-KSB.

/s/ Randolph Scott & Company
    Certified Public Accountants, Inc.

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                               Disclosure Page 26